Exhibit 99(a)

                             THE BANK OF SOUTHINGTON

                                      PROXY

                     FOR THE SPECIAL MEETING OF SHAREHOLDERS

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             THE BANK OF SOUTHINGTON

                  The undersigned shareholder of The Bank of Southington ("SOUTHINGTON") hereby appoints Holly H. Ryan, and Bernadette T. Polidoro, and each of them, as Proxy, each with full power of substitution, and hereby authorizes such proxy to represent the undersigned and to vote all of the shares of stock of Southington standing in the undersigned's name at the Special Meeting of Shareholders of Southington to be held at the Radisson Inn, on
Tuesday, December 16, 1997 at 9:00 a.m., and at any adjournments or postponements thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such Special Meeting.

                  This proxy, when properly executed, will be voted as specified herein. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.

                           (continued on reverse side)

A |X| Please mark your votes as in this example.

1. To approve and adopt an Agreement and Plan of Merger dated August 18, 1997 (the "Agreement"), among HUBCO, Inc.("HUBCO"), a New Jersey corporation and registered bank holding company, Lafayette American Bank& Trust Company ("Lafayette"), a state bank and trust company organized under the laws of Connecticut and wholly-owned subsidiary of HUBCO, and Southington, pursuant to which Southington will merge with and into Lafayette, with only Lafayette surviving.

        [_|  FOR             |_|   AGAINST            |_|  ABSTAIN

2. The Proxy holders will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld.



                   THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR
                 TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.

        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


SIGNATURE                                    SIGNATURE
         ----------------------------------            -------------------------
DATE:                          , 1997        DATE:                       , 1997
      -------------------------                   -----------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.